UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)               MAY 28, 2004
                                                          ----------------------

                      TELEGLOBE INTERNATIONAL HOLDINGS LTD
             (Exact Name of Registrant as Specified in its Charter)


      BERMUDA                       000-50780                  98-0417192
State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
  of Organization)                                           Identification No.)

                                 P.O BOX HM 1154
                                 10 QUEEN STREET
                             HAMILTON HM EX, BERMUDA

                         (Address of Principal Executive
                          Offices, including Zip Code)

                                 (441) 296-4856

                         (Registrant's telephone number,
                              including area code)

                                       N/A
  ----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


            In a press release dated June 1, 2004, Teleglobe International Holdings Ltd ("Teleglobe") announced that, effective as of May 31, 2004, it had consummated its merger with ITXC Corp. ("ITXC"). The press release is attached hereto as Exhibit 99.1.

            As mentioned in the press release, ITXC stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of November 4, 2003, among Teleglobe Bermuda Holdings Ltd, Teleglobe, VEX Merger Subsidiary Corp. ("Merger Sub") and ITXC, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 6, 2004 (the "Merger Agreement"), and to approve the merger contemplated by the Merger Agreement (the "Merger"). In the merger, stockholders of ITXC received approximately 0.25 common shares of Teleglobe for each share of common stock of ITXC they owned. As a result of the merger, ITXC stockholders own, in the aggregate, approximately 27.75% of the outstanding common shares of Teleglobe, excluding outstanding options and warrants, and approximately 31.2% of Teleglobe on a fully diluted basis.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. Pursuant to Item 7(a)(4) of Form 8-K, the financial statements required by Item 7(a) will be filed on or prior to July 27, 2004.

(b) Pro Forma Financial Information. Pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K, the financial statements required by Item 7(b) will be filed on or prior to July 27, 2004.

(c) Exhibits


NUMBER   DESCRIPTION OF EXHIBIT

99.1 Press Release announcing the consummation of the merger of Teleglobe and ITXC dated June 1, 2004 (attached hereto).

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TELEGLOBE INTERNATIONAL
                                            HOLDINGS LTD

Date: June 1, 2004                          By: /s/Theodore M. Weitz
                                                --------------------------
                                                Name: Theodore M. Weitz
                                                Title: Executive Vice President
                                                       and General Counsel

                                  EXHIBIT INDEX


EXHIBIT NUMBER    DESCRIPTION

99.1              Press release dated June 1, 2004.